UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2024

Hess Midstream LP

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 001-39163	No. 84-3211812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 McKinney Street
Houston, Texas 77010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2024, Hess Midstream LP., a Delaware limited partnership (the “Company”), Hess Midstream GP LP, a Delaware limited partnership and the general partner of the Company (the “General Partner”), Hess Midstream GP LLC, a Delaware limited liability company and the general partner of the General Partner, GIP II Blue Holding, L.P., a Delaware limited partnership (the “Selling Shareholder”), and Citigroup Global Markets Inc., as underwriter (the “Underwriter”), entered into an Underwriting Agreement (the “Underwriting Agreement”), pursuant to which the Selling Shareholder agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Shareholder, subject to and upon the terms and conditions set forth therein, 10,000,000 Class A shares representing limited partner interests in the Company (the “Class A Shares”) at a price of $32.83 per Class A Share (the “Secondary Offering”).

Pursuant to the terms of the Underwriting Agreement, the Selling Shareholder also granted the Underwriter an option exercisable for 30 days to purchase up to an additional 1,500,000 Class A Shares at the same price per share as the Class A Shares. The Underwriter subsequently notified the Selling Shareholder of its intent to exercise such option in full, and the Selling Shareholder completed the sale of an aggregate 11,500,000 Class A Shares to the Underwriter on February 8, 2024. The Selling Shareholder received net proceeds from the Secondary Offering of approximately $377,545,000. The Company did not receive any proceeds in the Secondary Offering.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and Selling Shareholder and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company and the Selling Shareholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

Pursuant to the Underwriting Agreement, the Company, the Selling Shareholder and Hess Investments North Dakota LLC have agreed not to sell or otherwise dispose of any Class A Shares held by them for a period ending 60 days after the date of the Underwriting Agreement without first obtaining the written consent of the Underwriter, subject to certain exceptions.

The Secondary Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-270028), a base prospectus dated February 27, 2023, included as part of the registration statement, and a prospectus supplement, dated February 5, 2024, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company or the Selling Shareholder. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by such parties.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The legal opinion of Latham & Watkins LLP relating to the validity of the Class A Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On February 5, 2024, the Company issued press releases announcing the launch and pricing of the Secondary Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1*	Underwriting Agreement, dated February 5, 2024, by and among Hess Midstream LP, Hess Midstream GP LP, Hess Midstream GP LLC, an affiliate of Global Infrastructure Partners and Citigroup Global Markets Inc.

5.1	Opinion of Latham and Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release issued by the Company on February 5, 2024 (announcing the launch of the Secondary Offering)

99.2	Press Release issued by the Company on February 5, 2024 (announcing the pricing of the Secondary Offering)

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) is the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM LP

	By:	Hess Midstream GP LP, its general partner

	By:	Hess Midstream GP LLC, its general partner

Date: February 8, 2024	By:	/s/ Jonathan C. Stein
	Name:	Jonathan C. Stein
	Title:	Chief Financial Officer